Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-253309) of Inotiv, Inc.,
(2)	Registration Statement (Form S-3 No. 333-266962) of Inotiv, Inc.,
(3)	Registration Statement (Form S-8 No. 333-153734) pertaining to Non-Qualified Stock Option Agreement and Employee Incentive Stock Option Agreement from the 2008 Stock Option Plan,
(4)	Registration Statement (Form S-8 No. 333-228747) pertaining to 2008 Stock Option Plan as Amended and Restated in the form of the Amended and Restated Bioanalytical Systems, Inc. Equity Incentive Plan,
(5)	Registration Statement (Form S-8 No. 333-237580) Amended and Restated Bioanalytical Systems, Inc. 2018 Equity Incentive Plan,
(6)	Registration Statement (Form S-8 No. 333-261025) Amended and Restated Inotiv, Inc. 2018 Equity Incentive Plan, and
(7)	Registration Statement (Form S-8 No. 333-261038) Envigo RMS Holding Corp. Equity Incentive Plan

of our report dated January 12, 2023, with respect to the consolidated financial statements of Inotiv, Inc., included in this Annual Report (Form 10-K) of Inotiv, Inc., for the year ended September 30, 2022.

/s/ Ernst & Young LLP

Indianapolis, IN

January 12, 2023